Exhibit 99.1

             NIC Reports Record Second-Quarter Earnings;
            Company Reports Net Income of $1.4 Million and
               Record Portal Revenues of $10.2 Million


    OLATHE, Kan.--(BUSINESS WIRE)--July 31, 2003--NIC Inc. (Nasdaq:EGOV) today reported net income of $1.4 million and earnings per share of 2 cents for the three months ended June 30, 2003, as compared to a net loss of $7.4 million and loss per share of 13 cents in second quarter 2002.
    Total revenues for the quarter were $12.9 million, up from $12.5 million in first quarter 2003.
    Revenues for NIC's core outsourced portal business reached a record $10.2 million, up 13 percent over the prior-year quarter. During the same period, portal gross profit rose by 13 percent. The Company maintained a 48 percent gross profit percentage for the portal business, matching its performance during the same period last year as well as in first quarter 2003.
    Portal revenue growth included a 37% increase in non-DMV services (transactional revenues for eGovernment applications other than the electronic exchange of driver histories), which was a record $2.8 million for the quarter. Non-DMV growth for the quarter was driven primarily by increased usage of Uniform Commercial Code filing, corporation search, and professional licensing applications.
    Gross profit in the software and services business was $515,000 on revenues of $2.8 million, compared to a negative gross profit of $3.7 million on revenues of $3.9 million during the same period last year. Gross profit for second quarter 2002 was negatively affected by a pre-tax $4.3 million charge for cost overruns on the Company's legacy business filing contracts. The financial performance of the software and services business for the second quarter continued to match the Company's expectations.
    Selling and administrative expenses for the quarter were $2.9 million, or 23 percent of revenue, compared to $3.8 million, or 29 percent of revenue in the same quarter last year. On a sequential basis, overhead expenses were down two basis points from 25 percent of revenue in first quarter 2003.
    In the prior-year quarter, NIC recorded a pre-tax impairment charge of $4.3 million related primarily to the Company's IDT and AOL businesses. Second-quarter 2003 results included a pre-tax $300,000 non-operating gain in equity income from the 2001 sale of the Company's investment in Tidemark, an eGovernment software company. The gain was recognized after the completion of the two-year contingency period following the sale.
    NIC ended the second quarter with $15.9 million in cash and equivalents, up approximately $100,000 from March 31, 2003. During the same period, working capital grew by $2.2 million to $20.2 million.

    Second-Quarter Operating Highlights

    During the second quarter, Oklahoma (www.YourOklahoma.com) signed a one-year extension for portal management services. In addition, several of NIC's state and local government partners were recognized for national eGovernment excellence. In June, NIC's partners in Maine (www.Maine.gov), Kansas (www.accessKansas.org), Montana (www.DiscoveringMontana.com), and Iowa (www.Iowatreasurers.org) received electronic government innovation awards at the E-Gov 2003 Conference and Exposition in Washington, D.C.
    Last month, NIC's partners in Kent County, Michigan (www.accessKent.com) and Washtenaw County, Michigan (www.eWashtenaw.org) were also ranked among the top ten counties in their respective population categories by the Center for Digital Government's 2003 Digital Counties Survey.
    "NIC helps state and local governments use technology to get results, and we're very pleased that our partners are receiving this well-deserved recognition for their eGovernment programs," said Jeff Fraser, Chief Executive Officer of NIC.

    Third-Quarter Outlook

    The Company expects third-quarter 2003 results to resemble second-quarter 2003 performance. Total revenues should be slightly lower than second quarter due to expected seasonality for certain non-DMV services, and the mix between portal and software and services revenues could vary slightly. Operating income, portal gross margins, selling and administrative costs, and EPS should also be comparable to second-quarter 2003 results, while software and services gross margins may experience a modest decrease.

    Second-Quarter Earnings Webcast Details

    Webcast Information

    Thursday, July 31, 2003
    9:00 a.m. EDT

    To sign in and listen: The Webcast system is available in the investor relations section of www.nicusa.com.
    Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 5:00 p.m. EDT on October 31 by visiting www.nicusa.com.
    A replay of the call will be available until 5:00 p.m. EDT on August 7 by dialing 800-405-2236 and using passcode 544003.

    About NIC

    NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 1,400 state and local agencies that serve more than 71 million people in the United States. Additional company information is available at www.nicusa.com.

    The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2002 Annual Report on Form 10-K filed on March 20, 2003, with the Securities and Exchange Commission.



                               NIC INC.
                           FINANCIAL SUMMARY
                              (UNAUDITED)
               (Thousands except for per share amounts)

                           Three months ended       Six months ended
                                June 30,                June 30,
                            2003        2002        2003        2002
                            ----        ----        ----        ----

Revenues:
  Portal revenues        $ 10,159     $ 9,002    $ 19,949    $ 17,488
  Software and services
   revenues                 2,757       3,932       5,487       7,543
                          -------     -------     -------     -------
     Total revenues        12,916      12,934      25,436      25,031
                          -------     -------     -------     -------

Cost of revenues:
  Cost of portal revenues,
    exclusive of
    depreciation and
    amortization            5,295       4,690      10,375       9,648
  Cost of software and
    services revenues,
    exclusive of
    depreciation and
    amortization            2,242       7,678       4,386      10,013
  Selling and
   administrative           2,937       3,781       6,057       7,576
  Impairment loss               -       4,316           -       4,316
  Stock compensation            -         995           -       1,306
  Depreciation and
   amortization               450         938         942       1,866
                          -------     -------     -------     -------
     Total operating
      expenses             10,924      22,398      21,760      34,725
                          -------     -------     -------     -------
Operating income (loss)     1,992      (9,464)      3,676      (9,694)
                          -------     -------     -------     -------

Other income (expense):
  Interest income              30          55          59          96
  Interest expense             (4)        (22)         (9)        (33)
  Equity in net loss of
   affiliates                 262        (458)        202        (682)
  Other income (expense),
   net                          -         (36)          -         (36)
                          -------     -------     -------     -------

  Total other income
   (expense)                  288        (461)        252        (655)
                          -------     -------     -------     -------

Income (loss) from
 continuing operations
 before income taxes        2,280      (9,925)      3,928     (10,349)
Income tax provision
 (benefit)                    923      (4,091)      1,582      (4,101)
                          -------     -------     -------     -------

Income (loss) from
 continuing operations      1,357      (5,834)      2,346      (6,248)

Discontinued operations:
  Loss from discontinued
   operations (less
   applicable income tax
   benefit of $-, $974,
   $-, and $1,302)               -     (1,562)          -      (2,028)
                           -------    -------     -------     -------

Net income (loss)          $ 1,357    $(7,396)    $ 2,346     $(8,276)
                           =======    =======     =======     =======

Basic and diluted earnings
 (loss) per share:
  Earnings (loss) per share
   -- continuing
   operations              $  0.02    $ (0.10)    $  0.04     $ (0.11)
                           =======    =======     =======     =======
  Loss per share --
   discontinued operations $     -    $ (0.03)    $     -     $ (0.04)
                           =======    =======     =======     =======
  Net earnings (loss) per
   share                   $  0.02    $ (0.13)    $  0.04     $ (0.15)
                           =======    =======     =======     =======

Weighted average shares
 outstanding:
  Basic                     58,234     56,493      58,184      56,426
                           =======    =======     =======     =======
  Diluted                   58,654     56,493      58,411      56,426
                           =======    =======     =======     =======


Key Financial Metrics:

Revenue growth --
 outsourced portals           12.9%      46.5%       14.1%       51.1%
Revenue growth -- software
 and services                (29.9%)     22.5%      (27.3%)      40.9%
Gross profit % --
 outsourced portals           47.9%      47.9%       48.0%       44.8%
Gross profit % -- software
 and services                 18.7%     (95.3%)      20.1%     (32.7%)
Selling and administrative
 costs as a percentage of
 revenue                      22.7%      29.2%       23.8%       30.3%



                               NIC Inc.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
                 (Thousands except for share amounts)

                                             June 30,    December 31,
                                               2003          2002
                                               ----          ----

                       ASSETS
Current assets:
  Cash and cash equivalents                 $ 10,257       $ 9,559
  Cash and cash equivalents -- restricted      5,437         6,300
  Marketable securities                          250           249
  Trade accounts receivable                   16,701        14,465
  Deferred income taxes                          322           606
  Prepaid expenses                               464           761
  Other current assets                         6,545         3,215
                                             -------       -------
    Total current assets                      39,976        35,155

Property and equipment, net                    2,812         3,054
Deferred income taxes                         33,872        35,049
Other assets                                     125           139
Investments in affiliates                        739           839
Intangible assets, net                           143           220
                                             -------       -------
    Total assets                            $ 77,667      $ 74,456
                                             =======       =======


         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                          $ 14,215      $ 12,701
  Accrued expenses                             4,454         3,792
  Note payable -- current portion                151           332
  Application development contracts              827         1,559
  Other current liabilities                      116           815
                                             -------       -------
    Total current liabilities                 19,763        19,199

Note payable -- long-term portion                286           201
                                             -------       -------
    Total liabilities                         20,049        19,400
                                             -------       -------

Commitments and contingencies                      -             -

Shareholders' equity:
  Common stock, no par, 200,000,000
   shares authorized 58,238,482 and
   58,092,346 shares issued and
   outstanding                                     -             -
  Additional paid-in capital                 197,376       197,160
  Accumulated deficit                       (139,543)     (141,889)
                                             -------       -------
                                              57,833        55,271
  Less treasury stock                           (215)         (215)
                                             -------       -------
    Total shareholders' equity                57,618        55,056
                                             -------       -------

    Total liabilities and shareholders'
     equity                                 $ 77,667      $ 74,456
                                             =======       =======


                               NIC Inc.
                           CASH FLOW SUMMARY
                              (UNAUDITED)
                              (Thousands)

                           Three months ended       Six months ended
                                June 30,                June 30,
                            2003        2002        2003        2002
                            ----        ----        ----        ----

Cash flows from operating
 activities:
  Net income (loss)       $ 1,357    $ (7,396)   $  2,346    $ (8,276)
  Adjustments to reconcile
   net income (loss) to
   net cash provided by
   (used in) operating
   activities:
    Depreciation and
     amortization             450       1,094         942       2,257
    Compensation expense
     recognized related to
     stock options              -         995           -       1,306
    Loss on disposal of
     property and equipment     -       1,459           -       1,459
    Accretion of discount
     on marketable securities   -           -           -          (4)
    Application development
     contracts               (273)      2,998        (732)      1,296
    Impairment loss             -       4,316           -       4,316
    Deferred income taxes     849      (5,075)      1,461      (5,454)
    Equity in net loss of
     affiliates              (262)        458        (202)        682

  Changes in operating
   assets and liabilities:
    (Increase) decrease in
     trade accounts
     receivable              (749)      1,046      (2,236)     (2,364)
    Decrease in prepaid
     expenses                 270          66         297         181
    (Increase) decrease in
     other current assets  (2,029)       (654)     (3,320)        886
    Decrease in other
     assets                     7         125          14          93
    Increase (decrease) in
     accounts payable         904      (2,568)      1,514        (915)
    Increase (decrease) in
     accrued expenses         159      (1,314)        734        (868)
    Increase (decrease) in
     other current
     liabilities             (209)     (1,735)       (398)        101
                          -------     -------     -------     -------

  Net cash provided by
   (used in) operating
   activities                 474      (6,185)        420      (5,304)
                          -------     -------     -------     -------


Cash flows from investing
 activities:
  Purchases of property and
   equipment                 (354)       (220)       (622)       (303)
  Purchases of marketable
   securities                   -        (500)          -     (20,595)
  Maturities of marketable
   securities                   -         760           -      17,041
                          -------     -------     -------     -------

  Net cash provided by
   (used in) investing
   activities                (354)         40        (622)     (3,857)
                          -------     -------     -------     -------


Cash flows from financing
 activities:
  Decrease in cash and
   cash equivalents --
   restricted                  25           -         863           -
  Payments on notes payable   (25)        (70)        (96)       (153)
  Payments on capital lease
   obligation                   -          (6)          -          (6)
  Proceeds from exercise
   of employee stock options    -         207         133         617
                          -------     -------     -------     -------

  Net cash provided by
   financing activities         -         131         900         458
                          -------     -------     -------     -------


Net increase (decrease) in
 cash and cash equivalents    120      (6,014)        698      (8,703)
Cash and cash equivalents,
 beginning of period       10,137      14,546       9,559      17,235
                          -------     -------     -------     -------
Cash and cash equivalents,
 end of period           $ 10,257    $  8,532    $ 10,257    $  8,532
                          =======     =======     =======     =======
Other cash flow
 information:
  Interest paid             $   4       $  10       $   9       $  21
                          =======     =======     =======     =======
  Income taxes paid         $ 149       $  59       $ 220       $  66
                          =======     =======     =======     =======




    CONTACT: NIC Inc.
             Eric Bur, 913-754-7003
             ebur@nicusa.com
                 or
             Chris Neff, 435-645-8898
             cneff@nicusa.com